UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2016
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On April 18, 2016, White Mountains Insurance Group Ltd. (“White Mountains” or the “Company”) announced that it completed the sale of Sirius International Insurance Group, Ltd., (“Sirius Group”) to CM International Holding Pte. Ltd., the Singapore-based investment arm of China Minsheng Investment Corp., Ltd. (“CMI”). The gross estimated purchase price paid at the closing was $2,592 million. Approximately $160 million of this amount was used to purchase out of Sirius Group certain assets to be retained by White Mountains, including shares of OneBeacon. The transaction is estimated to result in a gain of approximately $90 to White Mountains's adjusted book value per share.

ITEM 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

In the Company’s financial statements contained within its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the period ended September 30, 2015, Sirius Group was presented as discontinued operations, with prior period amounts reclassified to conform to the current periods presented in those financial statements. Accordingly, the Company has not included pro forma financial statements in this Item 9.01.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group Ltd. dated April 18, 2016, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: April 18, 2016	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
[]	[]	Managing Director and Chief Accounting Officer